Exhibit 10.3

AMENDMENT NO. 1
TO THE
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
BETWEEN TOMPKINS FINANCIAL CORPORATION AND
STEPHEN S. ROMAINE

This Amendment No. 1 to the Supplemental Executive Retirement Agreement (the "Agreement") between Tompkins Financial Corporation (the “Company”) and Stephen S. Romaine (the “Executive”) is hereby adopted as of this 12th day of November, 2019.
WITNESSES:
WHEREAS, the Company desires to retain the services of the Executive and is aware that it would suffer financial loss should the Executive enter the employment of a competitor; and
WHEREAS, the Company wishes to offer an inducement to the Executive to remain in its employ by agreeing to increase the compensation to be included in the benefit calculation under the Agreement.
NOW THEREFORE, in consideration of the services heretofore rendered and to be rendered by the Executive, the Agreement is hereby amended as follows:
1.    Effective as of November 12, 2019, Section 1.10 of the Agreement is hereby amended by the addition of a new sentence at the end thereof, as follows:
Notwithstanding the foregoing, for years beginning on and after January 1, 2019, the Executive’s Earnings shall also include fifty percent (50%) of any annual Senior Incentive Bonus paid on or before December 31.
2. In all other respects the provisions of the Agreement continue in full force and effect.
Executed the day and year first entered above.
TOMPKINS FINANCIAL CORPORATION

By: /s/ Thomas R. Rochon

Name:    Thomas R. Rochon

ATTEST: Bonita N. Lindberg        Title:     Chairman of the Board

7440691.1